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                                                                    EXHIBIT 10.3

                               LUMINEX CORPORATION
                        RESTRICTED SHARE AWARD AGREEMENT
                             (OFFICER AND EMPLOYEE)

         THIS RESTRICTED SHARE AWARD AGREEMENT (this "Agreement") is made and entered into as of the _____ day of _______________, 200__ (the "Grant Date"), between Luminex Corporation, a Delaware corporation, (together with its Subsidiaries, the "Company"), and ______________________ (the "Grantee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Luminex Corporation 2006 Equity Incentive Plan (the "Plan").

         WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the common stock of Luminex Corporation, par value $0.001 per share (the "Common Stock"); and

         WHEREAS, pursuant to the Plan, the Committee responsible for administering the Plan has granted an award of restricted shares to the Grantee as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Grant of Restricted Shares.

            (a) The Company hereby grants to the Grantee an award (the "Award") of _______________ shares of Common Stock (the "Shares" or the "Restricted Shares") on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

            (b) The Grantee's rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the restrictions shall lapse in accordance with Sections 2 and 3 hereof.


         2. Terms and Rights as a Stockholder.

            (a) Except as provided herein and subject to such other exceptions as may be determined by the Committee in its discretion, the "Restricted Period" for ____________ (___%) of the Restricted Shares granted herein shall expire on the each of the succeeding _______ (___) anniversaries of the date hereof.

            (b) The Grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions:

                (i) the Grantee shall not be entitled to delivery of the stock certificate for any Shares until the expiration of the Restricted Period as to such Shares;


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                (ii) none of the Restricted Shares may be sold, assigned,
transferred, pledged, hypothecated or otherwise encumbered or disposed of during the Restricted Period as to such Shares; and

                (iii) except as otherwise determined by the Committee at or after the grant of the Award hereunder, any Restricted Shares as to which the applicable "Restricted Period" has not expired shall be forfeited, and all rights of the Grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment of the Company or its Subsidiaries for the entire Restricted Period.

            (c) Notwithstanding the foregoing, the Restricted Period shall automatically terminate as to all Restricted Shares awarded hereunder (as to which such Restricted Period has not previously terminated) upon the occurrence of termination of the Grantee's employment from the Company, a Subsidiary or Affiliate which results from Grantee's death or Disability (to be determined in the sole discretion of the Committee).

         Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Restricted Shares shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

         3. Termination of Restrictions. Following the termination of the Restricted Period, all restrictions set forth in this Agreement or in the Plan relating to such portion or all, as applicable, of the Restricted Shares shall lapse as to such portion or all, as applicable, of the Restricted Shares, and a stock certificate for the appropriate number of Shares, free of the restrictions and restrictive stock legend (but subject to any legend appropriate under securities laws), shall, upon request, be delivered to the Grantee pursuant to the terms of this Agreement.

         4. Delivery of Shares.

            (a) As of the date hereof, certificates representing the Restricted Shares shall be registered in the name of the Grantee and held by the Company or transferred to a custodian appointed by the Company for the account of the Grantee subject to the terms and conditions of the Plan and shall remain in the custody of the Company or such custodian until their delivery to the Grantee as set forth in Section 4(b) hereof or their forfeiture or reversion to the Company as set forth in Section 2(b) hereof.

            (b) Certificates representing Restricted Shares in respect of which the applicable Restricted Period has lapsed pursuant to this Agreement shall be delivered to the Grantee upon request following the date on which the restrictions on such Restricted Shares lapse.

            (c) Each certificate representing Restricted Shares shall bear a legend in substantially the following form or substance:


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         THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT
         TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE LUMINEX CORPORATION 2006 EQUITY INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED SHARE AWARD AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED SHARES
         REPRESENTED HEREBY AND LUMINEX CORPORATION (THE "COMPANY"). THE RELEASE OF SUCH SHARES FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT AND ALL OTHER APPLICABLE POLICIES AND PROCEDURES OF THE COMPANY, COPIES OF
         WHICH ARE ON FILE AT THE COMPANY.

         5. Effect of Lapse of Restrictions. To the extent that the Restricted Period applicable to any Restricted Shares shall have lapsed, the Grantee may receive, hold, sell or otherwise dispose of such Shares free and clear of the restrictions imposed under the Plan and this Agreement.

         6. No Right to Continued Employment. This Agreement shall not be construed as giving Grantee the right to be retained in the employ of the Company of its Subsidiaries, and the Company or its Subsidiaries may at any time dismiss Grantee from employment, free from any liability or any claim under the Plan but subject to the terms of the Grantee's Employment Agreement, if any.

         7. Adjustments. The Committee may make adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         8. Amendment to Award. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

         9. Withholding of Taxes. If the Grantee makes an election under Section 83(b) of the Code with respect to the Award, the Award made pursuant to this Agreement shall be conditioned upon the prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Grantee ("Withholding Taxes"). Failure by the Grantee to pay such Withholding Taxes will render this Agreement and the Award granted hereunder null and void ab initio and the Restricted Shares granted hereunder will be immediately cancelled. If the Grantee does not make an election under Section 83(b) of the Code with respect to the Award,


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upon the lapse of the Restricted Period with respect to any portion of
Restricted Shares (or property distributed with respect thereto), the Company shall satisfy the required Withholding Taxes as set forth by Internal Revenue Service guidelines for the employer's minimum statutory withholding with respect to Grantee and issue vested shares to the Grantee without Restriction. The Company shall satisfy the required Withholding Taxes by withholding from the Shares included in the Award that number of whole shares necessary to satisfy such taxes as of the date the restrictions lapse with respect to such Shares based on the Fair Market Value of the Shares.

         10. Plan Governs. The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

         11. Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

         12. Notices. All notices required to be given under this Grant shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

         To the Company:   Luminex Corporation
                           12212 Technology Blvd.
                           Austin, TX 78727
                           Attn: Corporate Secretary

         To the Grantee:   The address then maintained with respect to the
                           Grantee in the Company's records.

         13. Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

         14. Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee's legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, administrators and successors.



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         15. Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.


         IN WITNESS WHEREOF, the parties have caused this Restricted Share Award Agreement to be duly executed effective as of the day and year first above written.

                                    LUMINEX CORPORATION



                                    By:
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                                    GRANTEE:

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                                    Please Print

                                    GRANTEE:


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                                    Signature









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